PRUDENTIAL FlexGuard®
FLEXIBLE PREMIUM DEFERRED INDEX-LINKED AND VARIABLE ANNUITY (“B SERIES”)
PRUCO LIFE INSURANCE COMPANY

Supplement dated February 1, 2024
To
Prospectus dated February 14, 2023

This Supplement should be read in conjunction with the current Prospectus for your Annuity and should be retained for future reference. This Supplement is intended to update certain information in the Prospectus for the Annuity you own and is not intended to be a prospectus or offer for any other annuity that you do not own. Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectus and Statement of Additional Information.

This Supplement contains information about the Prudential FlexGuard Index-Linked and Variable Annuity (“B Series”).

If you would like another copy of the current Annuity Prospectus, please call us at 1-888-PRU-2888.

The following changes are effective on February 1, 2024.

(1) The chart of currently available Index Strategies on the cover page of the Prospectus is amended and restated as follows:

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Point-to-Point with Cap Index Strategy	Step Rate Plus Index Strategy	Tiered Participation Rate Index Strategy	Dual Directional Index Strategy
1-year S&P 500®, 10% Buffer
1-year MSCI EAFE, 10% Buffer
1-year Invesco QQQ ETF, 10% Buffer
1-yr iShares® Russell 2000 ETF, 10% Buffer
1-year S&P 500®, 15% Buffer
1-year MSCI EAFE, 15% Buffer
1-year Invesco QQQ ETF, 15% Buffer
1-yr iShares® Russell 2000 ETF, 15% Buffer
1-year S&P 500®, 30% Buffer
1-year MSCI EAFE, 30% Buffer
1-year Invesco QQQ ETF, 30% Buffer
1-yr iShares® Russell 2000 ETF, 30% Buffer
1-year S&P 500®, 100% Buffer
3-year S&P 500®, 10% Buffer
3-year MSCI EAFE, 10% Buffer
3-yr iShares® Russell 2000 ETF, 10% Buffer
3-year AB 500 Plus IndexSM 10% Buffer
3-year S&P 500®, 20% Buffer
3-yr iShares® Russell 2000 ETF, 20% Buffer
3-year MSCI EAFE, 20% Buffer
3-year AB 500 Plus IndexSM 20% Buffer
6-year S&P 500®, 20% Buffer
6-year MSCI EAFE, 20% Buffer
6-yr iShares® Russell 2000 ETF, 20% Buffer
6-yr AB 500 Plus IndexSM 20% Buffer
6-year Dimensional International Equity Focus Index 20% Buffer
6-year S&P 500®, 30% Buffer
6-year MSCI EAFE, 30% Buffer
6-yr iShares® Russell 2000 ETF, 30% Buffer
6-yr AB 500 Plus IndexSM 30% Buffer
6-year Dimensional International Equity Focus Index 30% Buffer
1-year S&P 500®, 5% Buffer 1-year MSCI EAFE, 5% Buffer 1-year S&P 500®, 10% Buffer
6-year S&P 500®, 5% Buffer
6-year MSCI EAFE, 5% Buffer
6-yr iShares® Russell 2000 ETF, 5% Buffer
6-year AB 500 Plus IndexSM 5% Buffer
6-year Dimensional International Equity Focus Index 5% Buffer
6-year S&P 500®, 10% Buffer
6-year MSCI EAFE, 10% Buffer
6-year AB 500 Plus IndexSM 10% Buffer
6-year Dimensional International Equity Focus index 10% Buffer
1-year S&P 500®, 10% Buffer 1-year S&P 500®, 15% Buffer 6-year S&P 500®, 10% Buffer 6-year S&P 500®, 15% Buffer 6-year S&P 500®, 20% Buffer

(2) The second paragraph in the section captioned “Dual Directional Strategy” in the “Index Strategies” section of the Prospectus is amended and restated as follows:
The Cap Rate may vary by Index, Index Strategy Term and Buffer. The Dual Directional Index Strategy is available in 1 and 6-year Terms.

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.
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